Exhibit 10.2

TERMINATION OF EMPLOYMENT AGREEMENT AND

MUTUAL GENERAL RELEASE

THIS TERMINATION OF EMPLOYMENT AGREEMENT AND MUTUAL GENERAL RELEASE (“Termination”) is entered into as of July 1, 2023 (“Effective Date”), by and between Allyson Feiler Downing, an individual (“Employee”), and TREES Corporation, a Colorado corporation (the “Company).

WHEREAS, Employee has served as the Chief Marketing Officer of the Company pursuant to an Employment Agreement dated December 12, 2022 by and between the Company and Employee (“Employment Agreements”); and

WHEREAS, the parties wish to terminate the Employment Agreement and provide the mutual releases as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants contained herein, and for other valuable consideration, receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.            Employee and the Company hereby mutually agree that as of the Effective Date, the Employment Agreement and any other agreements or understandings concerning Employee’s employment with the Company, whether written or oral, and any rights contained therein, are terminated and of no further force or effect, and no party shall have any further obligations, restrictions or liabilities thereunder, including, without limitation, any obligations, restrictions or liabilities under Sections 6, 8, 9, 22, and 24, provided, that the Company retains the obligation to pay Base Salary (as defined in the Employment Agreement) up through and including the Effective Date. Furthermore, Employee’s employment with the Company shall end as of the Effective Date. Employee agrees that Employee does hereby release and forever discharge as of the date hereof the Company, its subsidiaries and their respective affiliates and all present and former directors, officers, agents, representatives, employees, successors and assigns of the Company, its subsidiaries and their respective affiliates and the Company’s direct or indirect owners (collectively, the “Company Released Parties”, and together with the Employee Released Parties, the “Released Parties”), as provided below. For the avoidance of doubt, the Company and its subsidiaries, affiliates and assigns irrevocably waive Section 5.8 of the Asset Purchase Agreement, dated September 13, 2021, by and among Employee, the Company and other parties thereto as it applies to Employee, directly or indirectly.

2.            Except as provided in paragraph 5 below which expressly survives the termination of Employee’s employment with the Company, Employee knowingly and voluntarily (for herself, Employee’s heirs, executors, administrators and assigns) releases and forever discharges the Company, its parent and subsidiaries and the other Company Released Parties from any and all claims, suits, controversies, actions, causes of action, cross-claims, counter-claims, demands, debts, compensatory damages, liquidated damages, punitive or exemplary damages, other damages, claims for costs and attorneys’ fees, or liabilities of any nature whatsoever in law and in equity, both past and present (through the date this Termination becomes effective and enforceable) and whether known or unknown, asserted or unasserted, direct or indirect, suspected, or claimed against the Company, its parent and subsidiaries or any of the Company Released Parties which Employee, Employee’s spouse, or any of Employee’s heirs, executors, administrators or assigns, may have, which arise out of Employee’s employment with, or Employee’s separation or termination from, the Company (including, but not limited to, any allegation, claim or violation, arising under: Title VII of the Civil Rights Act of 1964, as amended, including without limitation, the Pregnancy Discrimination Act contained therein; the Civil Rights Act of 1991; the Age Discrimination in Employment Act of 1967, as amended (including the Older Workers Benefit Protection Act); the Equal Pay Act of 1963, as amended; the Americans with Disabilities Act of 1990; the Family and Medical Leave Act of 1993; the Worker Adjustment Retraining and Notification Act; the Employee Retirement Income Security Act of 1974; the Fair Labor Standards Act; or their state or local counterparts; or under any other federal, state or local civil or human rights law, or under any other local, state, or federal law, regulation or ordinance; or under any public policy, contract or tort, or under common law; or arising under any policies, practices or procedures of the Company; or any claim for wrongful discharge, breach of the Employment Agreement, infliction of emotional distress, defamation; or any claim for costs, fees, or other expenses, including attorneys’ fees incurred in these matters) (all of the foregoing collectively referred to herein as the “Claims”); provided, however, that, notwithstanding anything to the contrary contained herein, Employee shall not release or discharge any Company Released Party from any breach of this Termination and Employee’s Claims and this Termination shall not cover and shall specifically exclude Employee’s rights and claims, directly or indirectly, arising from or under or related to any rights of indemnification or contribution, whether pursuant to the Company’s certificate of incorporation, bylaws, or D&O insurance policies or applicable law arising during Employee’s time of service as an employee or member of the Board of the Company.

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3.            Employee represents that Employee has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by paragraph 2 above.

4.            Employee specifically releases all claims against the Company Released Parties under the Age Discrimination in Employment Act (“ADEA”) relating to Employee’s employment and its termination.

5.            The parties expressly consent that this Termination shall be given full force and effect according to all of its express terms and provisions, including those relating to unknown and unsuspected Claims (notwithstanding any state statute that expressly limits the effectiveness of a general release of unknown, unsuspected and unanticipated Claims), if any, as well as those relating to any other Claims hereinabove mentioned. The parties acknowledge and agree that this waiver is an essential and material term of this Termination. Each party further agrees that in the event that such party should bring a Claim seeking damages against a Released Party, or in the event such party should seek to recover against any Released Party in any Claim brought by a governmental agency on such party’s behalf, this Termination shall serve as a complete defense to such Claims. Each party further agrees that such party is not aware of any pending charge or complaint of the type described in paragraphs 2 or 10, as applicable, as of the execution of this Termination.

6.            Employee agrees that neither this Termination, nor the furnishing of the consideration for this Termination, shall be deemed or construed at any time to be an admission by either party or any Released Party of any improper or unlawful conduct.

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7.            Each party agrees that such party shall not challenge the validity of this Termination except as otherwise permitted under law. In the event of any such lawsuit, the prevailing party shall be entitled to recover from the losing party the costs and expenses of the lawsuit, including reasonable attorneys’ fees.

8.            Both parties agree not to disclose any terms of this Termination, except that the Company may disclose this Termination or any terms thereof as may be required in its discretion by applicable law, rule or regulation. Employee may disclose such terms to Employee’s immediate family and to any tax, legal or other counsel that Employee has consulted regarding the meaning or effect hereof or as required by law, and Employee will instruct each of the foregoing not to disclose the same to anyone. Notwithstanding the above, Employee shall be allowed to confirm with other persons the occurrence of the termination of her employment with the Company.

9.            Employee represents that Employee has not filed or caused to be filed against any of the Released Parties, individually or collectively, any lawsuit, complaint, charge, proceeding, or the like, before any local, state, or federal agency, court, or other body (each, a “Proceeding”), and Employee covenants and agrees that Employee will not do so at any time hereafter with respect to the Claims released pursuant to this Termination (including, without limitation, any claims relating to the termination of Employee’s employment), except as may be necessary to enforce this Termination, to seek a determination of the validity of the waiver of Employee’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”) or other governmental agency as permitted by law. Except as otherwise provided in the preceding sentence, (i) Employee will not initiate or cause to be initiated on Employee’s behalf any Proceeding, and will not participate (except as required to do so by law) in any Proceeding that would be the subject of a Claim under Paragraph 2, and (ii) Employee waives any right Employee may have to benefit in any manner from any relief (monetary or otherwise) arising out of any such Proceeding.

10.          The Company, on behalf of itself and the Released Parties, does hereby release and forever discharge as of the Effective Date Employee, as well as her heirs, executors, administrators and assigns (“Employee Released Parties”), from and against any and all Claims, to the extent any such Claims are applicable provided, however, that, notwithstanding anything to the contrary contained herein, the Company shall not release or discharge any Employee Released Party from any breach of this Termination. The Company represents that it has made no assignment or transfer of any right, claim, demand, cause of action, or other matter covered by this paragraph.

11.          The Company represents that it has not filed or caused to be filed against any of the Employee Released Parties, individually or collectively, any Proceeding, and the Company covenants and agrees that the Company will not do so at any time hereafter with respect to the Claims released pursuant to this Termination (including, without limitation, any claims relating to the termination of Employee’s employment), except as may be necessary to enforce this Termination, to seek a determination of the validity of the waiver of Employee’s rights under the ADEA, or to initiate or participate in an investigation or proceeding conducted by the EEOC or other governmental agency as permitted by law. Except as otherwise provided in the preceding sentence, (i) the Company will not initiate or cause to be initiated on the Company’s behalf any Proceeding, and will not participate (except as required to do so by law) in any Proceeding that would be the subject of a Claim under Paragraph 10, and (ii) the Company waives any right it may have to benefit in any manner from any relief (monetary or otherwise) arising out of any Proceeding.

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12.          Each of Employee and the Company agree not to, and the Company agrees not to allow its executives and board members to, at any time, make, publish or communicate to any other person or entity any defamatory remarks or statements concerning the Company or Employee, as the case may be. This paragraph does not in any way restrict or impede either party from exercising protected rights or from complying with any applicable law, rule or regulation or court order.

13.          Whenever possible, each provision of this Termination shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Termination is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Termination shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

14.          BY SIGNING THIS TERMINATION, EMPLOYEE REPRESENTS AND AGREES (EXCEPT AS SET FORTH BELOW) THAT:

EMPLOYEE HAS READ THIS TERMINATION CAREFULLY;

EMPLOYEE UNDERSTANDS ALL OF THE TERMS OF THE RELEASE AND KNOWS THAT IT IS GIVING UP IMPORTANT RIGHTS, INCLUDING BUT NOT LIMITED TO, RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED, TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, AS AMENDED; THE EQUAL PAY ACT OF 1963, THE AMERICANS WITH DISABILITIES ACT OF 1990; AND THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED;

EACH PARTY VOLUNTARILY CONSENTS TO EVERYTHING IN THIS TERMINATION;

EMPLOYEE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY BEFORE EXECUTING THIS TERMINATION AND EMPLOYEE HAS DONE SO OR, AFTER CAREFUL READING AND CONSIDERATION EMPLOYEE HAS CHOSEN NOT TO DO SO OF EMPLOYEE’S OWN VOLITION;

EMPLOYEE UNDERSTANDS THAT EMPLOYEE HAS SEVEN DAYS AFTER THE EXECUTION OF THIS TERMINATION TO REVOKE IT AND THAT THIS TERMINATION SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL SUCH REVOCATION PERIOD HAS EXPIRED;

EMPLOYEE HAS SIGNED THIS TERMINATION KNOWINGLY AND VOLUNTARILY AND WITH THE ADVICE OF ANY COUNSEL RETAINED TO ADVISE EMPLOYEE WITH RESPECT TO IT; AND

EMPLOYEE AGREES THAT THE PROVISIONS OF THIS TERMINATION MAY NOT BE AMENDED, WAIVED, CHANGED OR MODIFIED EXCEPT BY AN INSTRUMENT IN WRITING SIGNED BY AN AUTHORIZED REPRESENTATIVE OF THE COMPANY AND BY EMPLOYEE.

15.          The Company voluntarily consents to everything in this Termination, and agrees that the provisions of this Termination may not be amended, waived, changed or modified except by an instrument in writing signed by an authorized representation of the Company and by Employee.

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This Termination shall not become effective until the eighth (8th) day following Employee’s execution of it; provided, that Company may not unilaterally revoke this Termination after Employee’s execution of it.

IN WITNESS WHEREOF, the undersigned parties have executed and delivered this Termination as of the date set forth below.

Employee:

/s/ Allyson Feiler Downing
Allyson Feiler Downing

Date:

TREES CORPORATION

By:	/s/ Adam Hershey
Adam Hershey
Interim CEO

Date:

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